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                                                                     EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY


                 Arkansas Lime Company, an Arkansas Corporation
                  Colorado Lime Company, a Colorado Corporation
                     Texas Lime Company, a Texas Corporation